EXHIBIT 99.3
                                                                    ------------
                                 STATCORP, INC.

                           Consolidated Balance Sheet
                                   (Unaudited)


                                                            March 31,
                                                              2005
                                                          -----------

Cash and cash equivalents                                 $    16,854
Accounts receivable                                           669,559
Inventories                                                 1,645,179
Deferred income taxes                                          43,685
Other current assets                                           15,670
                                                          -----------

       Total current assets                                 2,390,947

Property, plant and equipment                               1,254,621
Less accumulated depreciation                                (795,744)
                                                          -----------
                                                              458,877

Intangible and other assets, net                               34,839
                                                          -----------

       Total assets                                       $ 2,884,663
                                                          ===========

Current portion of long-term debt                         $    75,965
Accounts payable and accrued expense                          747,858
Capital lease obligation-current portion                       11,698
                                                          -----------

       Total current liabilities                              835,521
                                                          -----------

Capital lease obligation-
   long term portion                                            6,762
Deferred income taxes                                         111,707
Long-term debt, less current portion                          283,336

Common stock                                                   91,365
Additional paid-in capital                                  1,887,170
Treasury stock                                                 (9,500)
Retained earnings                                            (321,698)
                                                          -----------

Stockholders' equity                                        1,647,337
                                                          -----------
Total liabilities and stockholders' equity                $ 2,884,663
                                                          ===========

See accompanying notes

                                 STATCORP, INC.

                        Consolidated Statements of Income

                                   (Unaudited)

                               Three Months Ended


                                                     March 31,      March 31,
                                                       2005           2004
                                                    ----------     ----------

REVENUES                                            $2,213,286     $1,718,736

OPERATING EXPENSES:
      Cost of product sales                          1,580,299      1,142,210
      Selling, general and administrative              364,306        385,847
                                                    ----------     ----------
                                                     1,570,209      1,528,057
                                                    ----------     ----------

      Operating income                                 268,681        190,679
       Interest expense                                  5,387          7,588
                                                    ----------     ----------

      Income before income taxes                       263,294        183,091


INCOME TAXES                                            93,509         47,202
                                                    ----------     ----------
Net income                                          $  169,785     $  135,889
                                                    ==========     ==========

See accompanying notes

                                 STATCORP, INC.

                      Consolidated Statements of Cash Flow

                                   (Unaudited)

                                                              Three Months Ended
                                                           March 31,       March 31,
                                                             2005            2004
                                                          ----------      ----------
OPERATING ACTIVITIES:
  Net income                                              $  169,785      $  135,889
  Adjustments to reconcile net income
  to net cash provided (used) by operating activities:
    Depreciation and amortization                             37,131          23,646
    Changes in operating assets and liabilities:
      Accounts receivable                                    (13,156)        (13,440)
      Inventories                                            (56,417)        (99,144)
      Other current assets                                   116,451          12,555
      Accounts payable and accrued expenses                  (92,253)       (174,970)
                                                          ----------      ----------

Net cash provided (used) by operating activities             161,541        (115,464)

 INVESTING ACTIVITIES:
  Purchase of property and equipment                         (48,865)        (10,335)
  Purchase of intangible and other assets                     (5,368)         (1,105)
                                                          ----------      ----------

  Net cash used by investing activities                      (54,233)        (11,440)

FINANCING ACTIVITIES:
  Repayments under capital lease obligations                  (5,791)         (1,924)
  Repayments of long-term debt                               (20,524)
  (Repayments)/borrowings under line-of-credit, net         (172,780)        166,069
                                                          ----------      ----------

  Net cash (used) provided by financing activities          (199,095)        164,145
                                                          ----------      ----------

  Change in cash and cash equivalents                        (91,787)         37,241

CASH AND CASH EQUIVALENTS, beginning of period               108,641          36,178
                                                          ----------      ----------
CASH AND CASH EQUIVALENTS, end of period                  $   16,854      $   73,419
                                                          ==========      ==========

See accompanying notes

                                 STATCORP, INC.

                   Notes to Consolidated Financial Statements


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     BASIS OF CONSOLIDATION
     ----------------------

     The consolidated financial statements include the accounts of Statcorp, Inc. and its wholly owned subsidiary, Albert International, Inc. (together referred to as the "Company"). All inter-company transactions have been eliminated in consolidation.


     NATURE OF OPERATIONS
     --------------------

     Statcorp, Inc. is a developer, assembler, and seller of liquid infusion devices, blood pressure cuffs, and blood transfusion filters for use in the medical industry. Albert International, Inc. is engaged in the manufacture of lab-supply bulbs, hospital/medical products, and home health care products. The Company's customers primarily include acute care hospitals and specialty distributors for resale to acute care hospitals, and are located throughout the United States and worldwide.


     CASH AND CASH EQUIVALENTS
     -------------------------

     The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents for the Consolidated Statements of Cash Flow. The cash accounts are held primarily by financial institutions. From time to time, the Company has cash balances in excess of the Federal Deposit Insurance Corporation's (FDIC) liability limit. However, management does not believe that the Company is exposed to any significant risk. There were no cash equivalents at March 31, 2005 and December 31, 2004.

     INVENTORIES
     -----------

     Inventories are stated at the lower of cost (first-in, first-out) or market.


     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment are depreciated using the double declining-balance and straight-line methods, are stated at cost, and have various estimated useful lives ranging from three years for computer equipment to thirty-nine years for leasehold improvements.

     INTANGIBLE ASSETS
     -----------------

     Intangible assets consist of trademark, patent, and organizational costs. These intangible assets are being amortized on a straight-line basis over 17 years and 5 years, respectively.

     INCOME TAXES
     ------------

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS 109, the deferred tax liability or asset is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences are expected to reverse.

     USE OF ESTIMATES
     ----------------

     The process of preparing financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

2.   INVENTORIES
     -----------

          Inventories consist of the following:

          Finished goods                                  $    274,689
          Raw materials                                      1,288,829
          Work-in-process                                       81,661
                                                          ------------
                                                          $  1,645,179


3.   CAPITAL LEASES
     --------------

     Statcorp, Inc. acquired equipment under the provisions of capital leases. For financial statement purposes, the present value of future minimum lease payments relating to the equipment has been capitalized.

     The leased property under the capital leases as of March 31, 2005 had a cost of $74,913, accumulated depreciation of $56,453 and a net book value of $18,460. Payments under lease obligations were $5,791 for the three months ended March 31, 2005.

4.   SUBSEQUENT EVENTS
     -----------------

     On May 15, 2005, CAS Medical Systems, Inc. (CAS) purchased the outstanding capital stock of Statcorp. The purchase of Statcorp by CAS excluded the assets and liabilities of its wholly-owned subsidiary, Albert International, Inc. (Albert). Statcorp distributed its ownership interest in Albert to its shareholders in exchange for 97,045 shares of Statcorp common stock immediately prior to the sale of Statcorp to CAS.


5.   FINANCING ARRANGEMENTS
     ----------------------

     Statcorp, Inc. has a line of credit with a financial institution which provides that it may borrow up to $350,000 at 2.40% plus the one-month LIBOR (2.86% at March 31, 2005). There were no borrowings against the line of credit as of March 31, 2005. Borrowings amounted to $172,780 at December 31, 2004. The line of credit is guaranteed by a stockholder and is secured by a lien on Statcorp, Inc.'s assets. Under the line of credit, the Company must maintain a tangible net worth of $1,250,000. This line of credit is payable upon demand by the lender.

     Statcorp, Inc. has a note payable with a financial institution which provides for monthly installments of approximately $6,330 plus interest at LIBOR plus 2.40%. The note matures on July 31, 2009 and is collateralized by a lien on the Company's assets. Further the note is guaranteed by a stockholder.


6.   COMMITMENTS
     -----------

     Statcorp, Inc. leases its office and assembling facility in Jacksonville, Florida through March, 2009. Further, the Company leases equipment under operating leases expiring through July, 2007. Under these leases, the Company is committed to the following minimum annual rental payments as of December 31, 2004:

          2005                              $  115,630
          2006                                 107,250
          2007                                  97,388
          2008                                  89,276
          2009                                  22,483
                                            ----------
                                            $  432,027


7.   RELATED PARTY TRANSACTIONS
     --------------------------

     The Board of Directors approved a guaranty fee to be paid to a stockholder to compensate him for personally guaranteeing the debts of Statcorp. The fee is to be paid weekly in the amount of $200 as long as the guaranty is in effect.

     Albert International, Inc. purchased some of its inventory from an affiliate of a stockholder. Total purchases for the year ended December 31, 2004 amounted to $229,004. The amount included in accounts payable at December 31, 2004 was $7,503.